Axos Announces the Election of Tamara Bohlig
as an Independent Member of the Board of Directors
Bohlig succeeds Gary Burke, who is retiring after 14 years of service on the Board

SAN DIEGO, CA - (BUSINESSWIRE) - August 22, 2019 - Axos Financial, Inc. (NYSE: AX) and Axos Bank (together, the "Company"), announced the election of investment and asset-management marketing executive Tamara Bohlig to the Board of Directors of the Company, effective August 31, 2019. Ms. Bohlig is an independent director and succeeds Gary Burke, who is retiring on that date from the Board after 14 years of service.

“Tamara is an accomplished business leader with directly relevant experience in the asset management and brokerage industries, areas of increased focus for Axos Financial. We are confident that Tamara will add significant value to our Board of Directors and that the Company will benefit from her insights, judgment and counsel," said Paul Grinberg, Chairman of the Board of Directors.
“As we welcome Tamara, we thank Gary for his long service on the Board of Directors and for his dedication to the Company - we wish him the best in retirement and we are fortunate that Gary will continue to serve the Company in a consulting capacity,” added Chairman Grinberg.
Ms. Bohlig currently serves as Chief Marketing Officer of AssetMark, an NYSE-listed company that provides a turnkey asset management platform serving financial advisors nationwide. Prior to AssetMark, Tamara served as vice president across business development, client experience, product management and marketing for Charles Schwab & Co., Inc (“Schwab”). In addition, Tamara has led new product development and partnership marketing for Providian, Washington Mutual and JPMorgan Chase.

About Axos Financial, Inc.

Axos Financial, Inc. is the holding company for Axos Bank, a nationwide bank that provides consumer and business banking products through its low-cost distribution channels and affinity partners. With over $11.2 billion in assets, Axos Bank provides financing for single and multifamily residential properties, small-to-medium size businesses in target sectors, and selected specialty finance receivables. Its wholly-owned non-bank subsidiaries, Axos Clearing LLC and Axos Invest, Inc. (former WiseBanyan, Inc.,) provide comprehensive securities clearing services to introducing broker-dealers and registered investment advisor correspondents and digital investment advisory services to retail investors, respectively. Axos Financial, Inc.’s common stock is listed on the NYSE under the symbol “AX” and is a component of the Russell 2000® Index and the S&P SmallCap 600® Index. For more information about Axos Bank, please visit https://www.axosbank.com.

Forward-Looking Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties inherent in business and financial planning. These forward-looking statements are made on the basis of the views and assumptions of management regarding future events and performance as of the date of this press release. Actual results and the timing of events could differ materially from those expressed or implied in such forward-looking statements as a result of risks and uncertainties, including without limitation changes in interest rates, inflation, government regulation, general economic conditions, conditions in the real estate markets in which we operate and other factors beyond our control. These and other risks and uncertainties detailed in Axos’ periodic reports filed with the Securities and Exchange Commission could cause actual results to differ materially from those expressed or implied in any forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement, and Axos undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date of this press release.

Contact:

Greg Frost
SVP, Corporate Communications
Axos Bank
Phone: 1-858-376-6370
Email: gfrost@axosbank.com

Johnny Lai, CFA
VP, Corporate Development and Investor Relations
Axos Financial, Inc.
Phone: 1-858-649-2218
Email: jlai@axosfinancial.com